Exhibit 10.23
THIRD AMENDMENT TO CREDIT AGREEMENT
THIS THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Amendment”), dated as of August 29, 2024, is by and among USANA HEALTH SCIENCES, INC., a Utah corporation (the “Borrower”), the Guarantors party hereto, the Lenders party hereto and BANK OF AMERICA, N.A., as administrative agent (in such capacity, the “Administrative Agent”).
W I T N E S S E T H
WHEREAS, the Borrower, certain Domestic Subsidiaries of the Borrower party from time to time party thereto (the “Guarantors”), certain banks and financial institutions from time to time party thereto (the “Lenders”) and the Administrative Agent are parties to that certain Second Amended and Restated Credit Agreement dated as of August 25, 2020, as amended (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed thereto in the Credit Agreement;
WHEREAS, the Loan Parties have requested that the Required Lenders amend certain provisions of the Credit Agreement; and
WHEREAS, the Required Lenders are willing to make such amendments to the Credit Agreement, in accordance with and subject to the terms and conditions set forth herein.
NOW, THEREFORE, in consideration of the agreements hereinafter set forth, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
AMENDMENTS TO CREDIT AGREEMENT
1.1    New Definitions. The following definitions are hereby added to Section 1.01 of the Credit Agreement in the appropriate alphabetical order:
“CME” means CME Group Benchmark Administration Limited.
“Daily Simple SOFR Loan” means a Revolving Loan that bears interest based on Daily Simple SOFR.
“Term SOFR Loan” means a Loan that bears interest at a rate based on clause (a) of the definition of Term SOFR.
“Term SOFR Screen Rate” means the forward-looking SOFR term rate administered by CME (or any successor administrator satisfactory to the Administrative Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time).
“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.
1.2    Amendment to Definitions. The following definitions hereby amend and restate the definitions of the same defined terms set forth in Section 1.01 of the Credit Agreement:
“Applicable Rate” shall mean, for any day, a rate per annum equal to (a) in the case of Base Rate Loans, 0%, (b) in the case of Daily Simple SOFR Loans, 1.75%, (c) in the case of Term SOFR Loans, 1.75%, (d) in the case of the Letter of Credit Fee, 1.75% and (e) in the case of the Commitment Fee, 0.25%.
“Base Rate” means for any day a fluctuating rate of interest per annum equal to the highest of (a) the Federal Funds Rate plus 0.50%, (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its “prime rate,” and (c) Term SOFR plus 1.00%, subject to the interest rate floors set forth therein; provided that if the Base Rate shall be less than zero, such rate shall be deemed zero for purposes of this Agreement. The “prime rate” is a rate set by Bank of America based upon various factors including Bank of America’s costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change. If the Base Rate is being used as an alternate rate of interest pursuant to Section 3.03, then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above.
“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent’s Office is located.
“Conforming Changes” means, with respect to the use, administration of or any conventions associated with SOFR or any proposed Successor Rate or Term SOFR, as applicable, any conforming changes to the definitions of “Base Rate”, “SOFR”, “Term SOFR” and “Interest Period”, timing and frequency of determining rates and making payments of interest and other technical, administrative or operational matters (including, for the avoidance of doubt, the definitions of “Business Day” and “U.S. Government Securities Business Day”, timing of borrowing requests or prepayment, conversion or continuation notices and length of lookback periods) as may be appropriate, in the discretion of the Administrative Agent, to reflect the adoption and implementation of such applicable rate(s) and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent determines that adoption of any portion of such market practice is not administratively feasible or that no market practice for the administration of such rate exists, in such other manner of administration as the Administrative Agent determines is reasonably necessary in connection with the administration of this Agreement and any other Loan Document).
“Daily Simple SOFR” with respect to any applicable determination date means the SOFR published on such date on the Federal Reserve Bank of New York’s website (or any successor source), plus the SOFR Adjustment.
“Interest Payment Date” means, (a) as to any Term SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a Term SOFR Loan exceeds three (3) months, the respective dates that fall every three (3) months after the beginning of such Interest Period shall also be

Interest Payment Dates; and (b) as to any Base Rate Loan, Daily Simple SOFR Loan or Swingline Loan, the last Business Day of each March, June, September and December and the Maturity Date of the Facility under which such Loan was made (with Swingline Loans being deemed made under the Revolving Facility for purposes of this definition).
“Interest Period” means, as to each Term SOFR Loan, the period commencing on the date such Term SOFR Loan is disbursed or converted to or continued as a Term SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter (in the case, subject to availability), as selected by the Borrower in its Loan Notice; provided that:
ARTICLE Iany Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of a Term SOFR Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;
(a)any Interest Period pertaining to a Term SOFR Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and
(b)no Interest Period shall extend beyond the Maturity Date of the Facility under which such Loan was made.
“Loan Notice” means a notice of (a) a Borrowing, (b) a conversion of Loans from one Type to the other, or (c) a continuation of Term SOFR Loans, pursuant to Section 2.02(a), which shall be substantially in the form of Exhibit E or such other form as may be approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower.
“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Loans of the same Type and, in the case of Term SOFR Loans, having the same Interest Period made by each of the Revolving Lenders pursuant to Section 2.01.
“SOFR” means the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator).
“SOFR Adjustment” means 0.10000% (10 basis points).
“Term SOFR” means:
(a)for any Interest Period with respect to a Term SOFR Loan, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to the commencement of such Interest Period with a term equivalent to such Interest Period; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such Interest Period; and
(b)    for any interest calculation with respect to a Base Rate Loan on any date, the rate per annum equal to the Term SOFR Screen Rate two U.S. Government Securities Business Days prior to such date with a term of one month commencing that day; provided that if the rate is not published prior to 11:00 a.m. on such determination date then Term SOFR means the Term SOFR Screen Rate on the first U.S. Government Securities Business Day immediately prior thereto, in each case, plus the SOFR Adjustment for such term;
provided that if the Term SOFR determined in accordance with either of the foregoing provisions (a) or (b) of this definition would otherwise be less than zero, the Term SOFR shall be deemed zero for purposes of this Agreement.
“Type” means, with respect to a Loan, its character as a Base Rate Loan, a Daily Simple SOFR Loan or a Term SOFR Loan.
1.3    Deletion of Definitions. The defined terms “Bloomberg”, “BSBY”, “BSBY Daily Floating Rate Loan”, “BSBY Fixed Rate Loan”, “BSBY Rate”, “BSBY Rate Loan”, “BSBY Screen Rate”, “Change of Control”, “Pre-Adjustment Successor Rate”, “Related Adjustment” and “Relevant Governmental Body” are hereby deleted from Section 1.01 of the Credit Agreement.
1.4    Replacement of BSBY Terms. The Credit Agreement is hereby amended by replacing terms related to the BSBY with terms related to the SOFR, as follows:
(a)Each reference to “BSBY Daily Floating Rate” in the Credit Agreement is hereby deleted and replaced with “Daily Simple SOFR”.
(b)Each reference to “BSBY Fixed Rate” in the Credit Agreement is hereby deleted and replaced with “Term SOFR”.
(c)The words “or BSBY Rate” in Section 2.01 of the Credit Agreement are hereby deleted and replaced with “, Daily Simple SOFR Loans or Term SOFR”.
(d)Each reference to “BSBY Rate” in Sections 2.02(c), 2.05(b), 2.08(a), 2.12(b)(i), 3.04(a)(iii) and 4.02 of the Credit Agreement is hereby deleted and replaced with “Term SOFR”.
(e)The Section heading of Section 3.04 of the Credit Agreement is hereby deleted and replaced with “3.04 Increased Costs”.
1.5    Amendment to Section 2.02. Section 2.02 of the Credit Agreement is hereby amended by deleting subsection (g) and replacing it as follows:
(g)    With respect to SOFR or Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
1.6    Amendment to Section 3.02. Section 3.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
3.02    Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its Lending Office to make,

maintain or fund or charge interest with respect to any Credit Extension, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (i) any obligation of such Lender to make or continue Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended, and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans the interest rate on which is determined by reference to the Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Tern SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (A) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Term SOFR Loans of such Lender to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Term SOFR component of the Base Rate), either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Term SOFR Loan to such day, or immediately, if such Lender may not lawfully continue to maintain such Term SOFR Loans and (B) if such notice asserts the illegality of such Lender determining or charging interest rates based upon SOFR, the Administrative Agent shall during the period of such suspension compute the Base Rate applicable to such Lender without reference to the Term SOFR component thereof until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR. Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 3.05.
1.7    Amendment to Section 3.03. Section 3.03 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
3.03    Inability to Determine Rates.
(a)If in connection with any request for a Term SOFR Loan or a conversion of Base Rate Loans to Term SOFR Loans or a continuation of any of such Loans, as applicable, (i) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that (A) no Successor Rate has been determined in accordance with Section 3.03(b), and the circumstances under clause (i) of Section 3.03(b) or the Scheduled Unavailability Date has occurred or (B) adequate and reasonable means do not otherwise exist for determining Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan or in connection with an existing or proposed Base Rate Loan or (ii) the Administrative Agent or the Required Lenders determine that for any reason that Term SOFR for any requested Interest Period with respect to a proposed Term SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain Term SOFR Loans or to convert Base Rate Loans to Term SOFR Loans shall be suspended (to the extent of the affected Term SOFR Loans or Interest Periods), and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (or, in the case of a determination by the Required Lenders described in clause (ii) of this Section 3.03(a), until the Administrative Agent upon instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (i) the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of Term SOFR Loans (to the extent of the affected Term SOFR Loans or Interest Periods) or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein and (ii) any outstanding Term SOFR Loans shall be deemed to have been converted to Base Rate Loans immediately at the end of their respective applicable Interest Period.
(b)Notwithstanding anything to the contrary in this Agreement or any other Loan Documents, but without limiting Sections 3.03(a) and (b) above, if the Administrative Agent determines (which determination shall be conclusive and binding upon all parties hereto absent manifest error), or the Borrower or Required Lenders notify the Administrative Agent (with, in the case of the Required Lenders, a copy to the Borrower) that the Borrower or Required Lenders (as applicable) have determined (which determination likewise shall be conclusive and binding upon all parties hereto absent manifest error), that:
(i)adequate and reasonable means do not exist for ascertaining one month, three month and six month interest periods of Term SOFR including, without limitation, because the Term SOFR Screen Rate is not available or published on a current basis and such circumstances are unlikely to be temporary; or
(ii)CME or any successor administrator of the Term SOFR Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent or such administrator with respect to its publication of Term SOFR, in each case acting in such capacity, has made a public statement identifying a specific date after which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate shall or will no longer be representative or made available, or permitted to be used for determining the interest rate of U.S. dollar denominated syndicated loans, or shall or will otherwise cease, provided that, at the time of such statement, there is no successor administrator that is satisfactory to the Administrative Agent, that will continue to provide such representative interest periods of Term SOFR after such specific date (the latest date on which one month, three month and six month interest periods of Term SOFR or the Term SOFR Screen Rate are no longer representative or available permanently or indefinitely, the “Scheduled Unavailability Date”);
then, on a date and time determined by the Administrative Agent (any such date, the “Term SOFR Replacement Date”), which date shall be at the end of an Interest Period or on the relevant interest payment date, as applicable, for interest calculated and, solely with respect to clause (ii) above, no later than the Scheduled Unavailability Date, Term SOFR will be replaced hereunder and under any Loan Document with Daily Simple SOFR including the SOFR Adjustment for any payment period for interest calculated that can be determined by the Administrative Agent, in each case, without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document (the “Successor Rate”).
If the Successor Rate is Daily Simple SOFR including the SOFR Adjustment, all interest payments will be payable on a quarterly basis.
Notwithstanding anything to the contrary herein, (i) if the Administrative Agent determines that Daily Simple SOFR is not available on or prior to the Term SOFR Replacement Date or (ii) if the events or circumstances of the type described in Section 3.03(b)(i) or (ii) have occurred with respect to the Successor Rate then in effect, then in each case, the Administrative Agent and the Borrower may amend this Agreement solely for purpose of replacing SOFR or any then current Successor Rate in accordance with this Section 3.03 at the end of any Interest Period, relevant interest payment date or payment period for interest calculated, as applicable, with an alternative benchmark rate giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such alternative benchmark and, in each case, including any mathematical or other adjustments to such benchmark giving due consideration to any evolving or then existing convention for similar U.S. dollar denominated credit facilities syndicated and agented in the United States for such benchmark. For the avoidance of doubt, any such proposed rate and adjustments, shall constitute a “Successor Rate”. Any such amendment shall become effective at 5:00 p.m. on the fifth Business Day after the Administrative Agent shall have posted such proposed amendment to all Lenders and the Borrower unless, prior to such time, Lenders comprising the Required Lenders have delivered to the Administrative Agent written notice that such Required Lenders object to such amendment.
The Administrative Agent will promptly (in one or more notices) notify the Borrower and each Lender of the implementation of any Successor Rate.
Any Successor Rate shall be applied in a manner consistent with market practice; provided that to the extent such market practice is not administratively feasible for the Administrative Agent, such Successor Rate shall be applied in a manner as otherwise reasonably determined by the Administrative Agent.
Notwithstanding anything else herein, if at any time any Successor Rate as so determined would otherwise be less than zero%, the Successor Rate will be deemed to be zero % for the purposes of this Agreement and the other Loan Documents.
In connection with the implementation of a Successor Rate, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement; provided that, with respect to any such amendment effected, the Administrative Agent shall post each such amendment implementing such Conforming Changes to the Borrower and the Lenders reasonably promptly after such amendment becomes effective.
(c)For purposes of this Section 3.03, those Lenders that either have not made, or do not have an obligation under this Agreement to make, the relevant Loans in Dollars shall be excluded from any determination of Required Lenders.
1.8    Amendment to Section 8.01. Section 8.01 of the Credit Agreement is hereby amended by deleting “; or” at the end of subsection (k) and replacing it with a period, and by deleting subsection (l) in its entirety.
1.9    Replacement of Exhibit E. Exhibit E of the Credit Agreement is hereby deleted and replaced with Exhibit E, in the form set forth in the Annex attached hereto.
ARTICLE II
CONDITIONS TO EFFECTIVENESS
2.1    Closing Conditions. This Amendment shall become effective as of the day and year set forth above (the “Amendment Effective Date”) upon satisfaction of the following conditions (in each case, in form and substance reasonably acceptable to the Administrative Agent) on or prior to August , 2024:
(a)Executed Amendment. The Administrative Agent shall have received a copy of this Amendment duly executed by each of the Loan Parties, the Required Lenders and the Administrative Agent.
(b)Default. After giving effect to this Amendment, no Default or Event of Default shall exist.
(c)Miscellaneous. All other documents and legal matters in connection with the transactions contemplated by this Amendment shall be reasonably satisfactory in form and substance to the Administrative Agent and its counsel.
ARTICLE III
MISCELLANEOUS
3.1    Amended Terms. On and after the Amendment Effective Date, all references to the Credit Agreement in each of the Loan Documents shall hereafter mean the Credit Agreement as amended by this Amendment. Except as specifically amended hereby or otherwise agreed, the Credit Agreement is hereby ratified and confirmed and shall remain in full force and effect according to its terms.
3.2    Representations and Warranties of Loan Parties. Each of the Loan Parties represents and warrants as follows:
(a)It has taken all necessary action to authorize the execution, delivery and performance of this Amendment.
(b)This Amendment has been duly executed and delivered by such Person and constitutes such Person’s legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be subject to (i) bankruptcy, insolvency, reorganization, fraudulent conveyance or transfer, moratorium or similar laws affecting creditors’ rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).
(c)No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or third party is required in connection with the execution, delivery or performance by such Person of this Amendment.
(d)The representations and warranties set forth in Article V of the Credit Agreement are true and correct as of the date hereof (except for those which expressly relate to an earlier date).
(e)After giving effect to this Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.
(f)The Obligations are not reduced or modified by this Amendment and are not subject to any offsets, defenses or counterclaims.

3.3    Reaffirmation of Obligations. Each Loan Party hereby ratifies the Credit Agreement and acknowledges and reaffirms (a) that it is bound by all terms of the Credit Agreement applicable to it and (b) that it is responsible for the observance and full performance of its respective Obligations.
3.4    Loan Document. This Amendment shall constitute a Loan Document under the terms of the Credit Agreement.
3.5    Further Assurances. The Loan Parties agree to promptly take such action, upon the request of the Administrative Agent, as is necessary to carry out the intent of this Amendment.
3.6    Entirety. This Amendment and the other Loan Documents embody the entire agreement among the parties hereto and supersede all prior agreements and understandings, oral or written, if any, relating to the subject matter hereof.
3.7    Counterparts; Telecopy. This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page of this Amendment or any other document required to be delivered hereunder, by fax transmission or e-mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement. Without limiting the foregoing, upon the request of any party, such fax transmission or e-mail transmission shall be promptly followed by such manually executed counterpart.
3.8    No Actions, Claims, Etc. As of the date hereof, each of the Loan Parties hereby acknowledges and confirms that it has no knowledge of any actions, causes of action, claims, demands, damages and liabilities of whatever kind or nature, in law or in equity, against the Administrative Agent, the Lenders, or the Administrative Agent’s or the Lenders’ respective officers, employees, representatives, agents, counsel or directors arising from any action by such Persons, or failure of such Persons to act under the Credit Agreement on or prior to the date hereof.
3.9    GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
3.10    Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
3.11    Consent to Jurisdiction; Service of Process; Waiver of Jury Trial. The jurisdiction, service of process and waiver of jury trial provisions set forth in Sections 11.14 and 11.15 of the Credit Agreement are hereby incorporated by reference, mutatis mutandis.

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IN WITNESS WHEREOF the parties hereto have caused this Amendment to be duly executed on the date first above written.

BORROWER:	USANA HEALTH SCIENCES, INC., a Utah corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

GUARANTORS:	USANA ACQUISITION CORP., a Utah corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

USANA SENSÉ COMPANY, INC., a Utah corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

USANA HEALTH SCIENCES NEW ZEALAND, INC., a Delaware corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

USANA CANADA HOLDING, INC., a Delaware corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

FMG PRODUCTIONS, INC., a Utah corporation By:/s/ Jim H, Brown Name: Jim H. Brown Title: CEO & President

INTERNATIONAL HOLDINGS, INC., a Delaware corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

USANA HEALTH SCIENCES CHINA, INC., a Delaware corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

PET LANE, INC., a Delaware corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

UHS ESSENTIAL HEALTH PHILIPPINES, INC., a Utah corporation By:/s/ Jim H. Brown Name: Jim H. Brown Title: CEO & President

ADMINISTRATIVE AGENT:    BANK OF AMERICA, N.A., in its capacity as Administrative Agent

By:/s/ Stephanie McClure
Name: Stephanie McClure
Title: Senior Vice President

LENDERS:    BANK OF AMERICA, N.A., in its capacity as Lender

By:/s/ Stephanie McClure
Name: Stephanie McClure
Title: Senior Vice President

ANNEX TO THIRD AMENDMENT TO CREDIT AGREEMENT
EXHIBIT E
[Form of]
Loan Notice

TO:            Bank of America, N.A., as Administrative Agent

RE:    Credit Agreement, dated as of August 25, 2020, by and among USANA HEALTH SCIENCES, INC., a Utah corporation (the “Borrower”), the Guarantors, the Lenders and Bank of America, N.A., as Administrative Agent, L/C Issuer and Swingline Lender (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Credit Agreement)

DATE:            [Date]

EFFECTIVE DATE:     [Date1]

The undersigned hereby requests the following2:

Indicate: Borrowing or Conversion or Continuation	Indicate: Requested Amount	Indicate: Term SOFR Rate Loan, Base Rate Loan or Daily Simple SOFR Loan	For Term SOFR Rate Loans Indicate: Interest Period (e.g. 1, 2, 3 or 6 month interest period)

The Revolving Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Credit Agreement.

The Borrower hereby represents and warrants that the conditions specified in Section 4.02 of the Credit Agreement shall be satisfied on and as of the date of the Credit Extension Date.

Delivery of an executed counterpart of a signature page of this notice by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this notice.

1 Note to Borrower. All requests submitted under a single Loan Notice must be effective on the same date. If multiple effective dates are needed, multiple Loan Notices will need to be prepared and signed.
2 Note to Borrower. For multiple borrowings, conversions and/or continuations for a particular facility, fill out a new row for each borrowing/conversion and/or continuation.

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USANA HEALTH SCIENCES, INC.,
a Utah corporation

By:
Name:
Title: